As filed with the Securities and Exchange Commission on April 18, 2013
Registration No. 333-

    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNI-PIXEL, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	75-2926437
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381
(281) 825-4500
(Address, including zip code, and telephone number, including area code, of the Registrant’s principal executive offices)
_______________

Reed J. Killion
President and Chief Executive Officer
Uni-Pixel, Inc.
8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381
(281) 825-4500
(Name, address, including zip code, and telephone number, including area code,  of agent for service)
_______________
Copies to:

Kevin Friedmann, Esq.
Mary Ann Sapone, Esq.
Richardson & Patel, LLP
The Chrysler Building
405 Lexington Avenue, 49th Floor
New York, New York 10174
(212) 561-5559
(917) 591-6898 — Facsimile

Approximate date of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-181656

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	$7,209,072	$983.32
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
____________________________

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and certain exhibits.  Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-181656) of Uni-Pixel, Inc., including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on April 18, 2013.

UNI-PIXEL, INC.

/s/ Reed Killion
Reed Killion
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 18, 2013 by the following persons in the capacities indicated:

Signature	Title

/s/ Reed Killion	Chief Executive Officer, President, Principal Executive Officer and Director
(Principal Executive Officer)
Jeffrey W. Tomz*	Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)
Bernard T. Marren *	Chairman of the Board and Director

Carl J. Yankowski *	Director

Bruce I. Berkoff *	Director

Ross A. Young *	Director

William Wayne Patterson *	Director

Anthony J. LeVecchio *	Director

*
Reed Killion, by signing his name hereto, does hereby sign this document on behalf of each of the above named officers and directors of the Registrant pursuant to powers of attorney duly executed by such persons.

/s/ Reed Killion
Reed Killion
Agent and Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description	Form of Filing
5.1	Opinion and consent of Richardson & Patel LLP	Electronic Transmission
23.1	Consent of PMB Helin Donovan, LLP	Electronic Transmission
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1)	Electronic Transmission
24.1	Powers of attorney	Electronic Transmission